Exhibit 99.1

WASTE CONNECTIONS REPORTS FOURTH QUARTER 2025 RESULTS AND PROVIDES 2026 OUTLOOK

Fourth Quarter Highlights

-	Strong finish to the year driving top-to-bottom beat, with momentum for continued outsized margin performance in 2026

-      Revenue of $2.373 billion

-	Net income(a) of $258.5 million, and adjusted EBITDA(b) of $795.6 million, up 8.7% year over year
-	Adjusted EBITDA(b) margin of 33.5% of revenue, up 110 basis points year over year, above expectations

Full Year 2025 Highlights

-	Full year 2025 revenue of $9.467 billion
-	Net income(a) of $1.077 billion, and adjusted EBITDA(b) of $3.125 billion and 33.0% of revenue, up 50 basis points year over year
-	Completed acquisitions with approximately $330 million in annualized revenue and returned record $839.3 million to shareholders

Expectations for 2026

-	Revenue in the range of $9.90 billion to $9.95 billion
-	Net income(a) in the range of $1.223 billion to $1.238 billion and adjusted EBITDA(b) in the range of $3.300 billion to $3.325 billion
-	Net cash provided by operating activities in the range of $2.65 billion to $2.70 billion and double-digit growth in adjusted free cash flow(b) to a range of $1.40 billion to $1.45 billion
-	Upside from additional acquisitions, improvement in commodity prices or increases in macroeconomic activity

TORONTO, ONTARIO, February 11, 2026 - Waste Connections, Inc. (TSX/NYSE: WCN) (“Waste Connections” or the “Company”) today announced its results for the fourth quarter of 2025 and outlook for 2026.

“Adjusted EBITDA(b) margin expansion of 110 basis points in the fourth quarter capped off a remarkable year for Waste Connections, driven by price-led organic growth in solid waste and strong execution from ongoing improvements in operating trends.  For the full year 2025, we delivered industry-leading adjusted EBITDA(b) margin of 33.0%, up 100 basis points year over year, excluding the impact of lower commodities,” said Ronald J. Mittelstaedt, President and Chief Executive Officer.  “We also completed another year of above-average acquisition activity, with approximately $330 million in acquired annualized revenue, plus returned a record amount to shareholders including through share repurchases of over $500 million."

“For the third consecutive year, both employee turnover and safety incident rates declined, exiting 2025 at multi-year lows,” continued Mr. Mittelstaedt, “providing ongoing benefits through cost savings, increased productivity, heightened employee engagement and improved customer service.  This operating momentum sets up 2026 for another year of outsized underlying solid waste margin expansion, along with upside from any improvement in the broader economy or commodities that are approaching historical cyclical lows.”

Mr. Mittelstaedt concluded, “We are extremely pleased by our 2025 results and our positioning for double-digit growth in adjusted free cash flow in 2026.  Further, with leverage at 2.75 times, our balance sheet strength continues to provide significant optionality to execute on our strong acquisition pipeline, along with further increases in return of capital to shareholders, while also pursuing technology-driven initiatives supporting continued growth."

Q4 2025 Results

Revenue in the fourth quarter totaled $2.373 billion, up from $2.260 billion in the year ago period.  Operating income was $420.8 million, which included $39.1 million in impairments and other items primarily related to an environmental liability at an operating facility and $4.3 million primarily in transaction-related expenses.  This compares to an operating loss of $199.2 million in the prior year period, which included $602.4 million primarily in impairments related to the early closure of a landfill and adjustments to landfill closure and post-closure costs.

Net income in the fourth quarter was $258.5 million, or $1.01 per share on a diluted basis of 256.5 million shares. In the year ago period, the Company reported net loss of $196.0 million, or $0.76 per share on a diluted basis of 258.0 million shares.

Adjusted net income(b) in the fourth quarter was $330.1 million, or $1.29 per diluted share, up from $300.6 million, or $1.16 per diluted share, in the prior year period.  Adjusted EBITDA(b) in the fourth quarter was $795.6 million, as compared to $731.9 million in the prior year period.  Adjusted net income, adjusted net income per diluted share and adjusted EBITDA, all non-GAAP measures, primarily exclude impairments and transaction-related items, as reflected in the detailed reconciliations in the attached tables.

Full Year 2025 Results

For the year ended December 31, 2025, revenue was $9.467 billion, up from $8.920 billion in the year ago period.  Operating income was $1.710 billion, which included $109.7 million in impairments and other operating items primarily related to an environmental liability at an operating facility and the write-down of a non-operating E&P waste facility permit, plus $24.2 million in transaction-related expenses and $0.4 million in fair value changes to certain equity awards.  In the year ago period, operating income was $1.068 billion, which included $613.0 million in impairments primarily related to the early closure of a landfill and closure and post-closure costs, $26.1 million in transaction-related expenses and $1.6 million in fair value changes to certain equity awards.

Net income for the year ended December 31, 2025 was $1.077 billion, or $4.17 per share on a diluted basis of 258.0 million shares.  In the year ago period, the Company reported net income of $617.6 million, or $2.39 per share on a diluted basis of 258.7 million shares.

Adjusted net income(b) for the year ended December 31, 2025 was $1.328 billion, or $5.15 per diluted share, up from $1.239 billion, or $4.79 per diluted share, in the year ago period. Adjusted EBITDA(b) for the year ended December 31, 2025 was $3.125 billion, up from $2.902 billion in the prior year period.

2026 Outlook

Waste Connections also announced its outlook for 2026, which assumes no change in the current economic environment.  The Company’s outlook excludes expensing of transaction-related items.  The outlook provided below is forward looking, and actual results may differ materially depending on risks and uncertainties detailed at the end of this release and in our periodic filings with the U.S. Securities and Exchange Commission and the securities commissions or similar regulatory authorities in Canada. Certain components of the outlook for 2026 are subject to quarterly fluctuations.  See reconciliations in the attached tables.

-	Revenue is estimated in the range of $9.90 billion to $9.95 billion;
-	Net income is estimated in the range of $1.223 billion to $1.238 billion and adjusted EBITDA(b) is estimated in the range of $3.300 billion to $3.325 billion;
-	Net cash provided by operating activities is estimated in the range of $2.65 billion to $2.70 billion;
-	Capital expenditures are estimated to be approximately $1.25 billion; and
-	Adjusted free cash flow(b) is estimated in the range of $1.40 billion to $1.45 billion, up 11.2% to 15.1% year over year.

----------------------------------------------------------------------------------------------------------------------------------------------------

(a) All references to "Net income" refer to the financial statement line item "Net income attributable to Waste Connections".

(b) A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.

Q4 2025 Earnings Conference Call

Waste Connections will be hosting a conference call related to fourth quarter earnings on February 12th at 8:30 A.M. Eastern Time.  A live audio webcast of the conference call can be accessed by visiting investors.wasteconnections.com and selecting "Events & Presentations" from the website menu. Alternatively, conference call participants can preregister by clicking here. Registered participants will receive dial-in instructions and a personalized code for entry to the conference call. Shortly after the conclusion of the conference call, a webcast replay will be available on the Waste Connections investor website or by clicking here.

About Waste Connections

Waste Connections (wasteconnections.com) is an integrated solid waste services company that provides non-hazardous waste collection, transfer and disposal services, including by rail, along with resource recovery primarily through recycling and renewable fuels generation. The Company serves approximately nine million residential, commercial and industrial customers in mostly exclusive and secondary markets across 46 states in the U.S. and six provinces in Canada. Waste Connections also provides non-hazardous oilfield waste treatment, recovery and disposal services in several basins across the U.S. and Canada, as well as intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest. Waste Connections views its Environmental, Social and Governance (“ESG”) efforts as integral to its business, with initiatives consistent with its objective of long-term value creation and focused on reducing emissions, increasing resource recovery of both recyclable commodities and clean energy fuels, reducing reliance on off-site disposal for landfill leachate, further improving safety and enhancing employee engagement. Visit wasteconnections.com/sustainability for more information and updates on our progress towards targeted achievement.

Safe Harbor and Forward-Looking Information

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 ("PSLRA"), including "forward-looking information" within the meaning of applicable Canadian securities laws. These forward-looking statements are neither historical facts nor assurances of future performance and reflect Waste Connections' current beliefs and expectations regarding future events and operating performance. These forward-looking statements are often identified by the words "may," "might," "believes," "thinks," "expects," "estimate," "continue," "intends" or other words of similar meaning. All of the forward-looking statements included in this press release are made pursuant to the safe harbor provisions of the PSLRA and applicable securities laws in Canada. Forward-looking statements involve risks and uncertainties. Forward-looking statements in this press release include, but are not limited to, statements about expected 2026 financial results, outlook and related assumptions, and potential acquisition activity. Important factors that could cause actual results to differ, possibly materially, from those indicated by the forward-looking statements include, but are not limited to, risk factors detailed from time to time in the Company's filings with the SEC and the securities commissions or similar regulatory authorities in Canada.  You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release.  Waste Connections undertakes no obligation to update the forward-looking statements set forth in this press release, whether as a result of new information, future events, or otherwise, unless required by applicable securities laws.

– financial tables attached –

CONTACT:

Mary Anne Whitney / (832) 442-2253 Joe Box / (832) 442-2153

maryannew@wasteconnections.com joe.box@wasteconnections.com

Waste Connections, Inc.

CONDENSED Consolidated Statements of NET INCOME

THRee AND TWELVE months ended DECEMBER 31, 2024 and 2025

(Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

		Three months ended December 31,						Twelve months ended December 31,
		2024			2025			2024			2025

Revenues			$2,260,283			$2,373,306			$8,919,591			$9,466,915
Operating expenses:
Cost of operations			1,324,774			1,364,229			5,191,706			5,455,382
Selling, general and administrative			211,335			229,968			883,445			959,544
Depreciation			261,609			266,838			974,001			1,030,565
Amortization of intangibles			60,184			52,332			189,768			201,541
Impairments and other operating items			601,570			39,111			613,012			109,709
Operating income (loss)			(199,189)			420,828			1,067,659			1,710,174

Interest expense			(82,419)			(86,477)			(326,804)			(334,551)
Interest income			2,215			2,965			11,607			12,139
Other income (expense), net			(2,256)			3,691			10,471			30,154
Income (loss) before income tax provision			(281,649)			341,007			762,933			1,417,916

Income tax (provision) benefit			85,645			(82,508)			(146,363)			(341,359)
Net income (loss)			(196,004)			258,499			616,570			1,076,557
Plus: Net loss attributable to noncontrolling interests			-			-			1,003			-
Net income (loss) attributable to Waste Connections			$(196,004)			$258,499			$617,573			$1,076,557

Earnings (loss) per common share attributable to Waste Connections’ common shareholders:
Basic			$(0.76)			$1.01			$2.39			$4.18

Diluted			$(0.76)			$1.01			$2.39			$4.17

Shares used in the per share calculations:
Basic			258,043,117			255,804,530			257,965,871			257,323,595
Diluted			258,043,117			256,469,561			258,662,190			257,976,741

Cash dividends per common share			$0.315			$0.350			$1.17			$1.295

Waste Connections, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

	December 31, 2024	December 31, 2025
ASSETS
Current assets:
Cash and equivalents	$62,366	$45,968
Accounts receivable, net of allowance for credit losses of $25,730 and $21,402 at December 31, 2024 and 2025, respectively	935,027	1,024,992
Prepaid expenses and other current assets	229,519	240,603
Total current assets	1,226,912	1,311,563

Restricted cash	135,807	183,612
Restricted investments	78,126	80,757
Property and equipment, net	8,035,929	8,733,327
Operating lease right-of-use assets	308,198	312,508
Goodwill	7,950,406	8,392,249
Intangible assets, net	1,991,619	2,006,200
Other assets, net	90,812	109,147
Total assets	$19,817,809	$21,129,363
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$637,371	$765,227
Book overdraft	14,628	14,674
Deferred revenue	382,501	416,025
Accrued liabilities	736,824	810,367
Current portion of operating lease liabilities	40,490	44,272
Current portion of contingent consideration	59,169	65,029
Current portion of long-term debt and notes payable	7,851	8,667
Total current liabilities	1,878,834	2,124,261

Long-term portion of debt and notes payable	8,072,928	8,811,104
Long-term portion of operating lease liabilities	272,107	267,000
Long-term portion of contingent consideration	27,993	19,667
Deferred income taxes	958,340	1,085,613
Other long-term liabilities	747,253	576,337
Total liabilities	11,957,455	12,883,982
Commitments and contingencies
Equity:
Common shares: Unlimited shares authorized; 258,067,487 shares issued and 258,019,389 shares outstanding at December 31, 2024; 255,661,011 shares issued and 255,614,663 shares outstanding at December 31, 2025	3,283,161	2,783,431
Additional paid-in capital	325,928	373,239
Accumulated other comprehensive loss	(205,740)	(111,044)
Treasury shares: 48,098 and 46,348 shares at December 31, 2024 and 2025, respectively	-	-
Retained earnings	4,457,005	5,199,755
Total Waste Connections’ equity	7,860,354	8,245,381
Noncontrolling interest in subsidiaries	-	-
Total equity	7,860,354	8,245,381
Total liabilities and equity	$19,817,809	$21,129,363

Waste Connections, Inc.

Condensed Consolidated Statements of Cash Flows

Twelve months ended december 31, 2024 and 2025

(Unaudited)

(in thousands of U.S. dollars)

	Twelve months ended December 31,
	2024	2025
Cash flows from operating activities:
Net income	$616,570	$1,076,557
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from disposal of assets, impairments and other	122,641	113,555
Adjustment to closure and post-closure liabilities	480,786	-
Depreciation	974,001	1,030,565
Amortization of intangibles	189,768	201,541
Deferred income taxes, net of acquisitions	(57,285)	116,654
Current period provision for expected credit losses	20,243	14,493
Amortization of debt issuance costs	10,007	8,383
Share-based compensation	77,885	79,448
Interest accretion	36,001	51,500
Payment of contingent consideration recorded in earnings	(35,035)	(400)
Adjustments to contingent consideration	(3)	(6,215)
Other	2,656	(7,845)
Net change in operating assets and liabilities, net of acquisitions	(209,308)	(264,167)
Net cash provided by operating activities	2,228,927	2,414,069

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(2,120,878)	(817,577)
Capital expenditures for property and equipment	(1,055,988)	(1,179,228)
Capital expenditures for undeveloped landfill property	-	(15,138)
Proceeds from disposal of assets	7,903	10,125
Proceeds from sale of investment in noncontrolling interests	37,000	-
Other	(27,213)	(21,425)
Net cash used in investing activities	(3,159,176)	(2,023,243)

Cash flows from financing activities:
Proceeds from long-term debt	4,564,469	2,674,357
Principal payments on notes payable and long-term debt	(3,245,419)	(2,129,965)
Payment of contingent consideration recorded at acquisition date	(27,743)	(34,269)
Change in book overdraft	(227)	46
Payments for repurchase of common shares	-	(505,517)
Payments for cash dividends	(302,258)	(333,807)
Tax withholdings related to net share settlements of equity-based compensation	(32,928)	(31,809)
Debt issuance costs	(13,449)	(4,864)
Proceeds from issuance of shares under employee share purchase plan	4,486	5,464
Proceeds from sale of common shares held in trust	2,014	323
Other	(4,000)	-
Net cash provided by (used in) financing activities	944,945	(360,041)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(561)	622

Net increase in cash, cash equivalents and restricted cash	14,135	31,407
Cash, cash equivalents and restricted cash at beginning of year	184,038	198,173
Cash, cash equivalents and restricted cash at end of year	$198,173	$229,580

ADDITIONAL STATISTICS

(in thousands of U.S. dollars, except where noted)

Solid Waste Internal Growth:  The following table reflects a breakdown of the components of our solid waste internal growth for the three and twelve month periods ended December 31, 2025:

	Three months ended December 31, 2025	Twelve months ended December 31, 2025
Core Price	6.4%	6.5%
Surcharges	(0.0%)	(0.1%)
Volume	(2.7%)	(2.8%)
Recycling	(0.6%)	(0.5%)
Foreign Exchange Impact	0.0%	(0.3%)
Closed Operation	(0.5%)	(0.8%)
Total	2.6%	2.0%

Revenue Breakdown: The following table reflects a breakdown of our revenue for the three month periods ended December 31, 2024 and 2025:

	Three months ended December 31, 2024
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$1,612,307	$(4,513)	$1,607,794	71.1%
Solid Waste Disposal and Transfer	718,525	(309,508)	409,017	18.1%
Solid Waste Recycling	59,802	(2,102)	57,700	2.6%
E&P Waste Treatment, Recovery and Disposal	146,328	(6,074)	140,254	6.2%
Intermodal and Other	45,908	(390)	45,518	2.0%
Total	$2,582,870	$(322,587)	$2,260,283	100.0%

	Three months ended December 31, 2025
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$1,705,896	$(6,202)	$1,699,694	71.6%
Solid Waste Disposal and Transfer	757,060	(338,748)	418,312	17.6%
Solid Waste Recycling	51,202	(2,022)	49,180	2.1%
E&P Waste Treatment, Recovery and Disposal	171,066	(6,661)	164,405	6.9%
Intermodal and Other	42,295	(580)	41,715	1.8%
Total	$2,727,519	$(354,213)	$2,373,306	100.0%

Contribution from Acquisitions: The following table reflects revenues from acquisitions, net of divestitures, for the three and twelve month periods ended December 31, 2024 and 2025:

	Three months ended December 31,		Twelve months ended December 31,
	2024	2025	2024	2025
Acquisitions, net	$169,467	$58,470	$529,183	$377,259

ADDITIONAL STATISTICS (continued)

(in thousands of U.S. dollars, except where noted)

Other Cash Flow Items: The following table reflects cash interest and cash taxes for the three and twelve month periods ended December 31, 2024 and 2025:

	Three months ended December 31,		Twelve months ended December 31,
	2024	2025	2024	2025
Cash Interest Paid	$75,738	$69,278	$298,934	$308,316
Cash Taxes Paid	51,382	79,488	215,997	221,022

Debt to Book Capitalization as of December 31, 2025: 52%

Internalization for the three months ended December 31, 2025: 59%

Days Sales Outstanding for the three months ended December 31, 2025: 40 (24 net of deferred revenue)

Share Information for the three months ended December 31, 2025:

Basic shares outstanding	255,804,530
Dilutive effect of equity-based awards	665,031
Diluted shares outstanding	256,469,561

NON-GAAP RECONCILIATION SCHEDULE

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted EBITDA:

Adjusted EBITDA, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry.  Management uses adjusted EBITDA as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations.  Waste Connections defines adjusted EBITDA as net income attributable to Waste Connections, plus or minus net income (loss) attributable to noncontrolling interests, plus income tax provision, plus interest expense, less interest income, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any loss or gain on impairments and other operating items, plus other expense, less other income.  Waste Connections further adjusts this calculation to exclude the effects of other items management believes impact the ability to assess the operating performance of its business.  This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures.  Other companies may calculate adjusted EBITDA differently.

	Three months ended December 31,		Twelve months ended December 31,
	2024	2025	2024	2025
Net income (loss) attributable to Waste Connections	$(196,004)	$258,499	$617,573	$1,076,557
Less: Net loss attributable to noncontrolling interests	-	-	(1,003)	-
Plus/(Less): Income tax provision (benefit)	(85,645)	82,508	146,363	341,359
Plus: Interest expense	82,419	86,477	326,804	334,551
Less: Interest income	(2,215)	(2,965)	(11,607)	(12,139)
Plus: Depreciation and amortization	321,793	319,170	1,163,769	1,232,106
Plus: Closure and post-closure accretion	6,896	12,176	29,774	47,955
Plus: Impairments and other operating items	601,570	39,111	613,012	109,709
Plus/(Less): Other expense (income), net	2,256	(3,691)	(10,471)	(30,154)
Adjustments:
Plus: Transaction-related expenses(a)	890	4,400	26,059	24,178
Plus/(Less): Fair value changes to equity awards(b)	(11)	(94)	1,592	433
Adjusted EBITDA	$731,949	$795,591	$2,901,865	$3,124,555

As % of revenues	32.4%	33.5%	32.5%	33.0%

____________________________

(a)	Reflects the addback of acquisition-related transaction costs.
(b)	Reflects fair value accounting changes associated with certain equity awards.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted Free Cash Flow:

Adjusted free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a liquidity measure in the solid waste industry.  Waste Connections calculates adjusted free cash flow as net cash provided by operating activities, plus or minus change in book overdraft, plus proceeds from disposal of assets, less capital expenditures for property and equipment.  Waste Connections further adjusts this calculation to exclude the effects of items management believes impact the ability to evaluate the liquidity of its business operations.  This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures.  Other companies may calculate adjusted free cash flow differently.

	Twelve months ended December 31,
	2024	2025
Net cash provided by operating activities	$2,228,927	$2,414,069
Plus/(Less): Change in book overdraft	(227)	46
Plus: Proceeds from disposal of assets	7,903	10,125
Less: Capital expenditures for property and equipment	(1,055,988)	(1,179,228)
Adjustments:
Payment of contingent consideration recorded in earnings(a)	35,035	400
Transaction-related expenses(b)	11,408	15,142
Executive separation costs (c)	1,670	2,119
Pre-existing Progressive Waste share-based grants(d)	1,194	16
Tax effect(e)	(12,396)	(3,396)
Adjusted free cash flow	$1,217,526	$1,259,293

As % of revenues	13.7%	13.3%

___________________________

(a)	Reflects the addback of acquisition-related payments for contingent consideration that were recorded as expenses in earnings and as a component of cash flows from operating activities as the amounts paid exceeded the fair value of the contingent consideration recorded at the acquisition date.
(b)	Reflects the addback of acquisition-related transaction costs.
(c)	Reflects the cash component of severance expense associated with an executive departure.
(d)	Reflects the cash settlement of pre-existing Progressive Waste share-based awards during the period.
(e)	The aggregate tax effect of footnotes (a) through (d) is calculated based on the applied tax rates for the respective periods.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except per share amounts)

Reconciliation of Adjusted Net Income attributable to Waste Connections and Adjusted Net Income per Diluted Share attributable to Waste Connections:

Adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections, both non-GAAP financial measures, are provided supplementally because they are widely used by investors as a valuation measure in the solid waste industry.  Management uses adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations.  Waste Connections provides adjusted net income attributable to Waste Connections to exclude the effects of items management believes impact the comparability of operating results between periods.  Adjusted net income attributable to Waste Connections has limitations due to the fact that it excludes items that have an impact on the Company’s financial condition and results of operations.  Adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections are not a substitute for, and should be used in conjunction with, GAAP financial measures.  Other companies may calculate these non-GAAP financial measures differently.

	Three months ended December 31,		Twelve months ended December 31,
	2024	2025	2024	2025
Reported net income (loss) attributable to Waste Connections	$(196,004)	$258,499	$617,573	$1,076,557
Adjustments:
Amortization of intangibles(a)	60,184	52,332	189,768	201,541
Impairments and other operating items(b)	601,570	39,111	613,012	109,709
Transaction-related expenses(c)	890	4,400	26,059	24,178
Fair value changes to equity awards(d)	(11)	(94)	1,592	433
Tax effect(e)	(166,051)	(24,181)	(208,711)	(84,084)
Adjusted net income attributable to Waste Connections	$300,578	$330,067	$1,239,293	$1,328,334
Diluted earnings per common share attributable to Waste Connections’ common shareholders:
Reported net income (loss)	$(0.76)	$1.01	$2.39	$4.17
Adjusted net income	$1.16	$1.29	$4.79	$5.15

Shares used in the per share calculations:

Reported diluted shares	258,043,117	256,469,561	258,662,190	257,976,741
Adjusted diluted shares(f)	258,842,751	256,469,561	258,662,190	257,976,741

____________________________

(a)	Reflects the elimination of the non-cash amortization of acquisition-related intangible assets.
(b)	Reflects the addback of impairments and other operating items.
(c)	Reflects the addback of acquisition-related transaction costs.
(d)	Reflects fair value accounting changes associated with certain equity awards.
(e)	The aggregate tax effect of the adjustments in footnotes (a) through (d) is calculated based on the applied tax rates for the respective periods.
(f)	Reflects reported diluted shares adjusted for shares that were excluded from the reported diluted shares calculation due to reporting a net loss during the three months ended December 31, 2024.

2026 OUTLOOK

NON-GAAP RECONCILIATION SCHEDULE

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted EBITDA:

	2026 Outlook
	Low Estimate	High Estimate	Observation
Net income attributable to Waste Connections	$1,223,000	$1,238,000
Plus: Income tax provision	397,000	402,000	Approximate 24.5% effective rate
Plus: Interest expense, net	330,000	330,000
Plus: Depreciation and Depletion	1,105,000	1,110,000	Approximately 11.2% of revenue
Plus: Amortization	195,000	195,000	Approximately 2.0% of revenue
Plus: Closure and post-closure accretion	50,000	50,000
Adjusted EBITDA	$3,300,000	$3,325,000	Approximately 33.3% - 33.4% of revenue

Reconciliation of Adjusted Free Cash Flow:

	2026 Outlook
	Low Estimate	High Estimate
Net cash provided by operating activities	$2,650,000	$2,700,000
Less: Capital expenditures for property and equipment	(1,250,000)	(1,250,000)
Adjusted Free Cash Flow	$1,400,000	$1,450,000